Exhibit 10.20

EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement is entered into by and between NuState Energy Holdings, Inc. ("Employer" or "NuState") and S. Kevin Yates ("Employee"), to be effective on May 6, 2010 (the "Effective Date").

                              W I T N E S S E T H:

         WHEREAS,  Employer is desirous of  employing  Employee  pursuant to the terms and conditions and for the consideration set forth in this Agreement,  and;

WHEREAS, Employee is desirous of entering the employ of Employer pursuant to such terms and conditions and for such consideration as are listed below;

         NOW,  THEREFORE,  for  and in  consideration  of the  mutual  promises, covenants,  and  obligations  contained  herein,  Employer and Employee agree as follows:

ARTICLE 1:  EMPLOYMENT AND DUTIES:

         1.1.  Employer  agrees to employ  Employee,  and Employee  agrees to be employed by Employer,  beginning as of the Effective Date and  continuing  until the date of termination of Employee's  employment  pursuant to the provisions of Article 3 (the "Term"), subject to the terms and conditions of this Agreement.

         1.2.  Beginning as of the Effective Date, Employee shall be employed as President  of  Employer.  Employee  agrees  to serve in the assigned position or in such other executive capacities as may be requested from time to time by Employer and to perform diligently and to the best of Employee's abilities  the duties and services  appertaining  to such position as reasonably determined  by Employer,  as well as such  additional  or  different  duties and services  appropriate to such positions  which Employee from time to time may be reasonably directed to perform by Employer.

         1.3.  Employee  shall at all times  comply  with and be subject to such policies  and  procedures  as  NuState  may  establish  from  time to  time, including,  without limitation, the NuState Company Code of Business Conduct (the "Code of Business Conduct").

         1.4.  Employee  shall,  during the period of  Employee's  employment by Employer,  devote Employee's necessary and sufficient business time, energy, and best efforts to the business  and  affairs  of  Employer.  Employee  may  not  engage,  directly  or indirectly, in any other business,  investment, or activity that interferes with Employee's  performance  of  Employee's  duties  hereunder,  is  contrary to the interest of  Employer  or any of its  affiliated  companies  (collectively,  the "NuState  Entities" or, individually,  a "NuState  Entity"), or requires any   significant   portion  of   Employee's   business   time.   The  foregoing notwithstanding,  the parties  recognize  and agree that  Employee may engage in active and passive personal investments and other business activities which do not conflict with the business  and affairs of the  NuState  Entities or  interfere  with Employee's  performance of his duties  hereunder.  Employee may serve on the board of directors of any entity other than a NuState Entity during the Term without  the  approval  thereof  in  accordance  with  Employer's  policies  and procedures  regarding  such service.  Employee shall be permitted to retain any compensation received for approved service on any unaffiliated corporation's board of directors.

Exhibit 10.20

         1.5.  Employee  acknowledges  and agrees that Employee owes a fiduciary duty of  loyalty,  fidelity  and  allegiance  to act at all  times  in the  best interests of the Employer  and the other  NuState  Entities and to do no act which  would,  directly  or  indirectly,  injure  any  such  entity's  business, interests, or reputation.  It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Employer, or any NuState Entity, involves a possible conflict of interest.  In keeping with Employee's fiduciary duties to Employer, Employee agrees that Employee shall not knowingly  become  involved  in a conflict  of  interest  with  Employer  or the NuState  Entities,  or upon  discovery  thereof,  allow such a  conflict  to continue. Moreover, Employee shall not engage in any activity that might involve a possible conflict of interest.

         1.6   Nothing contained  herein  shall be  construed  to  preclude  the transfer of Employee's  employment to another  NuState  Entity  ("Subsequent Employer") as of, or at any time after,  the Effective Date and no such transfer shall be deemed to be a  termination  of  employment  for  purposes of Article 3 hereof; provided, however, that, effective with such transfer, all of Employer's obligations  hereunder  shall be  assumed  by and be  binding  upon,  and all of Employer's  rights hereunder shall be assigned to, such Subsequent  Employer and the defined term "Employer" as used herein shall thereafter be deemed amended to mean such Subsequent  Employer.  Except as otherwise provided above, all of the terms and conditions of this Agreement, including without limitation, Employee's rights and obligations, shall remain in full force and effect following such transfer of employment.

ARTICLE 2:  COMPENSATION AND BENEFITS:

         2.1.  Employee's  base salary shall not be less than $240,000 per annum which shall be paid in accordance with the Employer's  standard payroll practice for its executives.  The parties further agree that Employee's election as Chairman of the Company shall be effective on May 6, 2010. Employee's base salary may thereafter be increased from time to time with the approval of the Compensation Committee of NuState's Board of Directors (the "Compensation Committee") or its delegate, as applicable.  Such increased base salary shall become the minimum base salary under this Agreement and may not be decreased thereafter without the written consent of Employee.

         2.2.  On June 6, 2010,  Employer  shall  grant to  Employee a  non-qualified  stock option to purchase up to 60,000,000 shares of  Employer's  common  stock at an  exercise  price of $0.0025.

Exhibit 10.20

         2.3.  During the Term, Employer shall pay or reimburse Employee for all actual,  reasonable and customary expenses incurred by Employee in the course of his  employment;   including,   but  not  limited  to,  travel,   entertainment, subscriptions  and dues associated with Employee's  membership in  professional, business and civic  organizations;  provided that such expenses are incurred and accounted for in accordance with Employer's applicable policies and procedures.

         2.4. Employer may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

ARTICLE 3:  TERMINATION OF EMPLOYMENT AND EFFECTS OF SUCH TERMINATION:

         3.1.  Employee's  employment  with  Employer  shall  be  terminated (i) upon the death of Employee,  (ii) upon Employee's Retirement (as defined below), (iii) upon Employee's  Permanent  Disability (as defined below),  or (iv) at any time by Employer  upon written  notice to Employee,  or by Employee  upon thirty (30) days' written notice to Employer, for any or no reason.

         3.2.  If Employee's  employment is  terminated by reason  of any of the following circumstances,  Employee shall not be entitled to receive the benefits set forth in Section 3.3 hereof:

         (i)   Death.

         (ii)  Retirement.  "Retirement"  shall mean  either  (a)  Employee's retirement   at  or  after  normal   retirement   age  (either voluntarily or pursuant to NuState's retirement policy) or (b) the  voluntary  termination  of  Employee's  employment by Employee in accordance with Employer's early retirement policy for other than Good Reason (as defined below).

         (iii) Permanent   Disability.    "Permanent    Disability" shall mean Employee's  physical  or mental incapacity  to perform  his usual duties with such  condition  likely  to remain  continuously  and permanently   as  reasonably  determined   by   the  Compensation Committee in good faith.

         (iv) Voluntary Termination.  "Voluntary  Termination"  shall  mean  a  termination  of employment  in  the sole  discretion  and at  the election  of Employee for other than  Good Reason.  "Good Reason" shall mean (a) a  termination  of employment  by Employee because of a material  breach by Employer of any  material  provision  of this Agreement  which remains  uncorrected  for thirty  (30) days following  written notice of such breach by Employee to Employer, provided  such  termination  occurs  within sixty (60) days after the  expiration  of the notice  period;  or (b) a termination of employment  by Employee  within  six (6) months after  a material reduction in Employee's  rank or responsibility with Employer.

         (v)   Termination for Cause. Termination of Employee's employment by Employer for Cause.  "Cause" shall mean any of the following:

Exhibit 10.20

               (a) Employee's gross negligence or willful misconduct in the performance  of the  duties and  services  required  of  Employee pursuant to  this Agreement; (b) Employee's  final conviction  of a  felony;  (c) a  material  violation  of  the Code of  Business Conduct  or  (d)  Employee's  material  breach  of  any  material provision  of  this   Agreement  which  remains  uncorrected  for thirty (30) days  following  written  notice  of  such  breach to notice  of such breach  to Employee  by  Employer.  Determination Employee's   employment   will   be  reasonably   made   by   the Compensation Committee in good faith.

         In the event Employee's employment is terminated under any of the foregoing circumstances,  all future compensation to which Employee is otherwise entitled and all future  benefits for which Employee is eligible shall cease and terminate as of the date of termination, except as specifically provided in this Section 3.2.  Employee,  or his estate in the case of Employee's death, shall be entitled to pro rata base salary through the date of such  termination and shall be  entitled  to  any  individual   bonuses  or  individual   annual   incentive compensation  not yet paid but payable under Employer's plans for the year prior to the year of Employee's  termination of employment,  but shall not be entitled to any  annual  bonus  or  incentive  compensation  for  the  year in  which  he terminates  employment  or any other  payments  or  benefits  by or on behalf of Employer  except  for  those  which  may be  payable  pursuant  to the  terms of Employer's or NuState's  employee benefit plans (as defined in Section 3.4), stock, stock option or incentive plans, or the applicable  agreements underlying such plans.

         3.3   If Employee's employment is terminated by Employee for Good reason or by Employer for any reason other than as set forth in Section 3.2 above Employee shall be entitled to each of the following:

(i) To the extent not otherwise specifically provided in any underlying restricted stock agreements, NuState, at its option and in its sole discretion, shall either (a) cause all shares of NuState common stock previously granted to Employee to be forfeited, in which case, Employer will pay Employee a lump sum cash payment equal to the value of the Restricted Shares (based on the closing price of NuState common stock on the date of termination of employment); or (b) cause the forfeiture restrictions with respect to the Restricted Shares to lapse and such shares shall be retained by Employee.

         (ii)  Subject to the provisions of Section 3.4, Employer shall pay to  Employee a  severance  benefit  consisting  of a  single lump sum  cash payment equal  to two  years' of Employee's base salary as   in   effect  at  the  date  of  Employee's   termination  of employment.  Such severance   benefit shall be paid no later than sixty (60) days following Employee's termination of employment.

         (iii) Employee shall be entitled to any individual bonuses or individual  incentive  compensation  not  yet  paid  but  payable under Employer's  or NuState's plans  for years  prior to the year  of Employee's termination of employment.  Such amounts, if any, shall  be paid  according  to the terms and  conditions set forth in the applicable plan document.

Exhibit 10.20

         (iv)  Employee shall be entitled to any   individual bonuses or individual incentive   compensation   under    Employer's   or NuState's   plans, or   any   successor   annual   incentive compensation  plan, for  the year  of  Employee's  termination of employment  determined as  if Employee had  remained employed  by the Employer  for the entire year.  Such amounts shall be paid to Employee at the time that such amounts are   paid to similarly situated employees.

3.4. The severance benefit paid to Employee pursuant to Section 3.3 shall be in consideration of Employee's continuing obligations hereunder after such termination, including, without limitation, Employee's obligations under Article 4. Further, as a condition to the receipt of such severance benefit, Employer, in its sole discretion, may require Employee to first execute a release, in the form established by Employer, releasing Employer and all other NuState Entities, and their officers, directors, employees, and agents, from any and all claims and from any and all causes of action of any kind or character, including, but not limited to, all claims and causes of action arising out of Employee's employment with Employer and any other NuState Entities or the termination of such employment. The performance of Employer's obligations under Section 3.3 and the receipt of the severance benefit provided thereunder by Employee shall constitute full settlement of all such claims and causes of action. Employee shall not be under any duty or obligation to seek or accept other employment following a termination of employment pursuant to which a severance benefit payment under Section 3.3 is owing and the amounts due Employee pursuant to Section 3.3 shall not be reduced or suspended if Employee accepts subsequent employment or earns any amounts as a self-employed individual. Employee's rights under Section 3.3 are Employee's sole and exclusive rights against the Employer or its affiliates and the Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort or otherwise, for the termination of his employment relationship with Employer. Employee agrees that all disputes relating to Employee's termination of employment, including, without limitation, any dispute as to "Cause" or "Voluntary Termination" and any claims or demands against Employer based upon Employee's employment for any monies other than those specified in Section 3.3, shall be resolved through the Arbitration as provided in Section 5.6 hereof; provided, however, that decisions as to whether "Cause" exists for termination of the employment relationship with Employee and whether and as of what date Employee has become permanently disabled are delegated to the Compensation Committee for determination and any dispute of Employee with any such decision shall be limited to whether the Compensation Committee reached such decision in good faith. Nothing contained in this Article 3 shall be construed to be a waiver by Employee of any benefits accrued for or due Employee under any employee benefit plan (as such term is defined in the Employees' Retirement Income Security Act of 1974, as amended) maintained by Employer except that Employee shall not be entitled to any severance benefits pursuant to any severance plan or program of the Employer.

         3.5.  Termination of  the employment  relationship does  not  terminate those  obligations  imposed by this Agreement which are continuing  obligations, including, without limitation, Employee's obligations under Article 4.

Exhibit 10.20

ARTICLE 4:  OWNERSHIP AND PROTECTION OF INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION:

         4.1.  All information, ideas, concepts, improvements,  discoveries, and inventions,  whether patentable or not, which are conceived,  made, developed or acquired  by  Employee,  individually  or in  conjunction  with  others,  during Employee's  employment  by Employer  or any of its  affiliates  (whether  during business  hours or otherwise  and whether on  Employer's  premises or otherwise) which relate to the business, products or services of Employer or its affiliates (including,  without  limitation,  all such  information  relating to  corporate opportunities,  research,  financial and sales data,  pricing and trading terms, evaluations, opinions,  interpretations,  acquisition prospects, the identity of customers  or their  requirements,  the  identity  of key  contacts  within  the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising  techniques,  prospective names, and marks), and all writings or materials of any type embodying any of such items, shall be the sole and exclusive property of Employer or its affiliates, as the case may be.

4.2. Employee acknowledges that the businesses of Employer and its affiliates are highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Employer or its affiliates use in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Employer and its affiliates in maintaining their competitive position. Employee hereby agrees that Employee will not, at any time during or after his employment by Employer, make any unauthorized disclosure of any confidential business information or trade secrets of Employer or its affiliates, or make any use thereof, except in the carrying out of his employment responsibilities hereunder. Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which Employee's legal rights and obligations as an employee or under this Agreement are at issue; provided, however, that Employee shall, to the extent practicable and lawful in any such events, give prior notice to Employer of his intent to disclose any such confidential business information in such context so as to allow Employer or its affiliates an opportunity (which Employee will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate.

         4.3.  All written  materials, records,  and other documents made by, or coming  into the  possession  of,  Employee  during  the  period  of  Employee's employment  by  Employer  which  contain  or  disclose   confidential   business information or trade secrets of Employer or its  affiliates  shall be and remain the  property  of  Employer,  or  its  affiliates,  as the  case  may  be.  Upon termination of Employee's employment by Employer, for any reason, Employee promptly shall deliver the same, and all copies thereof, to Employer.

Exhibit 10.20

         4.4   For purposes of this Article 4, "affiliates" shall mean entities in which Employer has a 20% or more direct or indirect equity interest.

ARTICLE 5:  MISCELLANEOUS:

         5.1.  Except as otherwise  provided in Section 4.4 hereof, for purposes of this Agreement,  the terms  "affiliate" or  "affiliated"  means an entity who directly,  or  indirectly  through  one or  more  intermediaries,  controls,  is controlled  by,  or is  under  common  control  with  NuState  or  in  which NuState has a 50% or more equity interest.

         5.2.  For   purposes  of  this   Agreement,   notices  and   all  other communications  provided  for herein  shall be in writing and shall be deemed to have been duly given when  received by or tendered to Employee or  Employer,  as applicable,  by pre-paid  courier or by United  States  registered  or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employer, to NuState Company at 1201 Main St, Columbia, South Carolina, to the attention of the General Counsel, or to such other address as Employee shall receive notice thereof.

         If to Employee, to his last known personal residence.

         5.3.  This Agreement shall be  governed by and  construed and enforced, in all respects in accordance with the law of the State of South Carolina, without regard to  principles  of conflicts of law,  unless  preempted by federal law, in which case federal law shall govern;  provided,  however, that the NuState Dispute Resolution  Plan and the Federal  Arbitration  Act shall  govern in all respects with regard to the resolution of disputes hereunder.

         5.4. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         5.5.  It is a  desire  and  intent  of  the  parties  that  the  terms, provisions,  covenants,  and  remedies  contained  in this  Agreement  shall  be enforceable to the fullest extent permitted by law. If any such term, provision, covenant,  or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid  or  unenforceable  in whole  or in part,  then  such  term,  provision, covenant,  or  remedy  shall  be  construed  in a  manner  so as to  permit  its enforceability  under the applicable law to the fullest extent permitted by law. In any case,  the  remaining  provisions  of this  Agreement or the  application thereof to any person,  association, or entity or circumstances other than those to which they have been held  invalid  or  unenforceable,  shall  remain in full force and effect.

Exhibit 10.20

         5.6.  It is the mutual  intention  of the  parties to have any  dispute concerning this Agreement resolved out of court. Accordingly, the parties agree that any such dispute shall, as the sole and exclusive  remedy, be submitted for resolution through the  Arbitration through the American Arbitration Association;  provided, however that the  Employer,  on its own behalf  and on behalf of any of the  NuState Entities,  shall be entitled to seek a  restraining  order or  injunction in any court of competent jurisdiction to prevent any breach or the continuation of any breach of the  provisions  of Article 4 and Employee  hereby  consents that such restraining  order or  injunction  may be granted  without the  necessity of the Employer  posting any bond.  The parties agree that the resolution of any such dispute through such Arbitration shall be final and binding.

         5.7. This  Agreement shall be binding upon and inure to the benefit of Employer, to the extent herein provided, NuState and any other person, association,  or  entity  which  may  hereafter  acquire  or  succeed  to all or substantially all of the  business or assets of  Employer by any means  whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee's rights and  obligations  under this  Agreement  are  personal  and such  rights, benefits,  and obligations of Employee shall not be voluntarily or involuntarily assigned,  alienated, or transferred,  whether by operation of law or otherwise, without the prior written  consent of Employer,  other than in the case of death or incompetence of Employee.

         5.8.  This  Agreement replaces and merges any previous  agreements  and discussions pertaining to the subject  matter  covered  herein.  This Agreement constitutes the entire  agreement  of the  parties  with regard to the terms of Employee's  employment,  termination of employment and severance  benefits,  and contains all of  the  covenants,  promises,  representations,  warranties,  and agreements between the parties with respect to such matters.  Each party to this Agreement   acknowledges  that  no  representation,   inducement,   promise,  or agreement,  oral or written,  has been made by either  party with respect to the foregoing  matters  which  is  not  embodied  herein,  and  that  no  agreement, statement, or promise relating to the employment of Employee by Employer that is not contained in this Agreement shall be valid or binding.  Any  modification of this  Agreement  will be  effective  only if it is in writing and signed by each party whose  rights  hereunder  are  affected  thereby,  provided  that any such modification must be authorized or approved by the Compensation Committee or its delegate, as appropriate.

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Exhibit 10.20

         IN WITNESS  WHEREOF,  Employer and  Employee  have duly  executed  this Agreement in multiple originals to be effective on the Effective Date.

NUSTATE ENERGY HOLDINGS, INC.

		By:	/s/ Kevin Yates
Dated:	5/28/2010		Name: S. Kevin Yates
Title: Chairman of the Board,

WITNESS

		By:	/s/ Tom Murphy
Dated:	5/28/2010
Tom Murphy